EXHIBIT 5.2

Teekay Corporation 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton HM 08 Bermuda
Our reference: 25245.50068/80403613v1

July 28, 2016

Registration Statement on Form F-4 - Exhibit 5.2 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Corporation, a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form F-4 (such registration statement, any amendments or supplements thereto, including any post-effective amendments, the “Registration Statement”) for the issuance of up to $200,000,000 of 8.5% senior unsecured notes due January 15, 2020 (the “Exchange Notes”) which will be issued in exchange for existing notes of the Company with substantially identical terms that were previously issued on November 16, 2015 (the “Original Notes”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of all such documents, including (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the Original Notes, (iii) the form of the Exchange Notes, (iv) the articles of incorporation and bylaws of the Company, (v) the registration rights agreement dated November 16, 2015 between the Company and J.P. Morgan Securities LLC (the “Registration Rights Agreement”), (vi) resolutions adopted by the Board of Directors of the Company, and (vii) such other corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

Watson Farley & Williams LLP 250 West 55th Street New York New York 10019  T + 1 212 922 2200  F + 1 212 922 1512 wfw.com

Watson Farley & Williams LLP is a limited liability partnership that (or a WFW Affiliated Entity) has an office in each of the cities listed above.

We have also assumed that (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Exchange Notes shall be issued and exchanged in compliance with the Registration Statement, the Prospectus, the Registration Rights Agreement, applicable federal, state and foreign securities laws and in exchange for the Original Notes, and (iii) the execution, delivery and performance by the Company of the Original Notes and the Exchange Notes has not and will not result in any conflict with or breach of any agreement or document binding on it or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Company is validly existing under Marshall Islands Law.

2.	The Company has the corporate power to issue the Exchange Notes.

3.	The Company has duly authorized its entry into and issuance of the Exchange Notes.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP